Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Brad Shepherd, Director, Investor Relations
(617) 796-8245

Five Star Quality Care, Inc. Announces Third Quarter 2016 Results

Newton, MA (November 3, 2016).  Five Star Quality Care, Inc. (Nasdaq: FVE) today announced its financial results for the quarter and nine months ended September 30, 2016.

Financial Results for the quarter ended September 30, 2016:

▪
Senior living revenue for the third quarter of 2016 decreased 0.8% to $277.4 million from $279.7 million for the same period in 2015.  The decline in senior living revenue is a result of decreases in occupancy, partially offset by an increase in average monthly rates to residents who pay privately for services.  Management fee revenue for the third quarter of 2016 increased 22.8% to $3.3 million from $2.7 million for the same period in 2015.  Growth in management fees was primarily due to the previously disclosed modifications to Five Star's management and pooling arrangements with Senior Housing Properties Trust, or SNH, which took effect on July 1, 2016, an increase in the number of managed communities compared to the 2015 period and an increase in average monthly rates to private pay residents at comparable managed communities, partially offset by a decrease in occupancy at comparable managed communities.

▪
Loss from continuing operations for the third quarter of 2016 was $5.8 million, or $0.12 per diluted share, compared to loss from continuing operations of $26.3 million, or $0.54 per diluted share, for the same period in 2015. Loss from continuing operations for the third quarter of 2016 included benefits from income taxes of $0.9 million, or $0.02 per diluted share, related to a reduction of previously accrued estimated state tax expense resulting primarily from the previously disclosed June 2016 sale and leaseback transaction with SNH. Loss from continuing operations for the third quarter of 2015 included a non-cash charge for goodwill impairment of $25.3 million, or $0.52 per diluted share, and compliance costs and professional fees of $0.9 million, or $0.02 per diluted share, resulting primarily from the previously disclosed Medicare compliance assessment at one of Five Star's skilled nursing facilities, or the Compliance Assessment.

▪	Net loss for the third quarter of 2016 was $5.9 million, or $0.12 per diluted share, compared to net loss of $27.5 million, or $0.57 per diluted share, for the same period in 2015.

▪
Earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA, for the third quarter of 2016 was $3.3 million compared to $(17.2) million for the same period in 2015. EBITDA, excluding certain items noted in the supplemental information provided below, or Adjusted EBITDA, was $4.3 million and $9.2 million for the third quarters of 2016 and 2015, respectively.  Adjusted EBITDA excluding rent, or Adjusted EBITDAR, was $54.9 million and $59.0 million for the third quarters of 2016 and 2015, respectively. A reconciliation of loss from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the quarters ended September 30, 2016 and 2015 appears later in this press release.

Operating Results for the quarter ended September 30, 2016 (continuing operations):

▪
Occupancy at owned and leased senior living communities for the third quarter of 2016 was 83.8%. For the quarter ended September 30, 2016, the calculation of occupancy includes only living units categorized as in service; occupancy calculations for periods prior to 2016 included certain living units categorized as out of service.

▪	The average monthly rate at owned and leased senior living communities for the third quarter of 2016 increased 0.9% to $4,608 from $4,567 for the same period in 2015.

▪
The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the third quarter of 2016 increased 60 basis points to 78.6% from 78.0% for the same period in 2015.

Year to Date Financial Results:

▪
Senior living revenue for the nine months ended September 30, 2016 increased 0.4% to $836.5 million from $832.8 million for the same period in 2015.  Growth in senior living revenue was the result of increases in average monthly rates to residents who pay privately for services, a $1.0 million reversal in revenue reserves recorded in 2016 as a result of the final settlement amount with the United States Department of Health and Human Services Office of the Inspector General for the Compliance Assessment being less than the previously estimated amount, and a revenue reserve recorded in 2015 of $2.4 million related to the Compliance Assessment, partially offset by a decrease in occupancy at comparable senior living communities.  Management fee revenue for the nine months ended September 30, 2016 increased by 12.8% to $9.0 million from $7.9 million for the same period in 2015. Growth in management fees was primarily due to the previously disclosed modifications to Five Star's management and pooling arrangements with SNH which took effect on July 1, 2016, an increase in the number of managed communities compared to the 2015 period and an increase in average monthly rates to private pay residents at comparable managed communities, partially offset by a decrease in occupancy at comparable managed communities.

▪
Loss from continuing operations for the nine months ended September 30, 2016 was $16.1 million, or $0.33 per diluted share, compared to loss from continuing operations of $34.4 million, or $0.71 per diluted share, for the same period in 2015. Loss from continuing operations for the nine months ended September 30, 2016 included a $1.5 million, or $0.03 per diluted share, reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment and a provision for income taxes of $2.8 million, or $0.06 per diluted share, resulting primarily from state tax expense related to the June 2016 sale and leaseback transaction with SNH. Five Star did not recognize any federal tax expense for the 2016 period because its federal taxable income and expense were offset by its federal net operating loss carry forwards and tax credit carry forwards. Loss from continuing operations for the nine months ended September 30, 2015 included a non-cash charge for goodwill impairment of $25.3 million, or $0.52 per diluted share, a revenue reserve of $2.4 million, or $0.05 per diluted share, and penalties, compliance costs and professional fees of $5.3 million, or $0.11 per diluted share, resulting primarily from the Compliance Assessment, partially offset by a gain on early extinguishment of debt of $0.7 million, or $0.01 per diluted share.

▪	Net loss for the nine months ended September 30, 2016 was $16.2 million, or $0.33 per diluted share, compared to net loss of $36.7 million, or $0.76 per diluted share, for the same period in 2015.

▪
EBITDA for the nine months ended September 30, 2016 was $18.8 million compared to $(6.6) million for the same period in 2015. Adjusted EBITDA was $19.3 million and $26.0 million for the nine months ended September 30, 2016 and 2015, respectively. Adjusted EBITDAR was $170.1 million and $175.0 million for the nine months ended September 30, 2016 and 2015, respectively. A reconciliation of loss from continuing operations determined in accordance with GAAP to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the nine months ended September 30, 2016 and 2015 appears later in this press release.

Acquisition and Disposition Activities:

In July 2016, Five Star began managing a senior living community SNH owns located in Alabama with 163 living units.

In September 2016, Five Star sold a community it owned with 32 living units that was reported as held for sale and included in discontinued operations in Five Star’s financial statements, for a sales price of $0.2 million, excluding closing costs. As of September 30, 2016, Five Star has no senior living communities reported as held for sale.

In September 2016, Five Star and SNH sold a vacant skilled nursing facility located in Wisconsin for approximately $0.2 million, and as a result of this sale, Five Star's annual rent payable to SNH decreased by approximately $25,000 in accordance with the terms of the applicable lease.

In September 2016, SNH entered into an agreement to acquire two senior living communities with a combined 126 living units located in Illinois for $18.6 million. If these acquisitions are completed, Five Star expects to lease these communities from SNH under one of Five Star's existing master leases with SNH.

In October 2016, Five Star entered into an agreement to acquire an assisted living community with 63 living units located in Illinois for $7.9 million. Five Star currently expects this acquisition to close by year end 2016 and to fund this acquisition with cash on hand.

In October 2016, Five Star agreed to manage four senior living communities SNH owns with approximately 350 living units. Five Star will manage these senior living communities pursuant to management agreements that will be added to an existing or new pooling agreement with terms consistent with the agreements that became effective from and after May 2015 as previously disclosed.

Conference Call:

On November 3, 2016, at 10:00 a.m. Eastern Time, Five Star will host a conference call to discuss its third quarter 2016 results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday,  November 10, 2016. To hear the replay, dial (412) 317-0088. The replay pass code is 10093012.

A live audio webcast of the conference call will also be available in a listen only mode on Five Star’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call.  The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s third quarter 2016 conference call are strictly prohibited without the prior written consent of Five Star.    Five Star’s website is not incorporated as part of this press release.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of September 30, 2016,  Five Star operated 276 senior living communities with 31,349 living units located in 32 states, including 213 communities (22,947 living units) that it owned or leased and 63 communities (8,402 living units) that it managed.  These communities include independent living, assisted living, continuing care retirement communities and skilled nursing communities.  Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER FIVE STAR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, FIVE STAR IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
SNH HAS ENTERED INTO AN AGREEMENT TO ACQUIRE TWO SENIOR LIVING COMMUNITIES IN ILLINOIS. IF THESE ACQUISITIONS ARE COMPLETED, FIVE STAR EXPECTS THAT IT WILL LEASE THESE COMMUNITIES FROM SNH. THIS TRANSACTION IS SUBJECT TO CONDITIONS. AS A RESULT, THESE ACQUISITIONS AND LEASING ARRANGEMENTS MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE,

•
FIVE STAR HAS ENTERED INTO AN AGREEMENT TO ACQUIRE A SENIOR LIVING COMMUNITY IN ILLINOIS. THIS TRANSACTION IS SUBJECT TO CONDITIONS. AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE, AND

•
FIVE STAR HAS AGREED TO MANAGE FOUR SENIOR LIVING COMMUNITIES SNH OWNS. FIVE STAR'S ASSUMPTION OF THE MANAGEMENT OF THESE COMMUNITIES IS SUBJECT TO CONDITIONS. AS A RESULT, FIVE STAR'S ASSUMPTION OF THE MANAGEMENT OF THESE COMMUNITIES MAY NOT OCCUR OR MAY BE DELAYED.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE FIVE STAR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS. FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information

FIVE STAR QUALITY CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Senior living revenue	$277,410	$279,685	$836,523	$832,793
Management fee revenue	3,336	2,717	8,955	7,939
Reimbursed costs incurred on behalf of managed communities	63,965	62,170	186,378	180,082
Total revenues	344,711	344,572	1,031,856	1,020,814
Operating expenses:
Senior living wages and benefits	137,190	135,133	408,886	404,737
Other senior living operating expenses	70,890	72,637	212,565	216,107
Costs incurred on behalf of managed communities	63,965	62,170	186,378	180,082
Rent expense	50,625	49,730	150,837	149,015
General and administrative expenses	18,542	16,587	54,218	52,750
Depreciation and amortization expense	9,398	8,419	28,847	24,637
Goodwill impairment	—	25,344	—	25,344
Long lived asset impairment	196	145	502	145
Total operating expenses	350,806	370,165	1,042,233	1,052,817

Operating loss	(6,095)	(25,593)	(10,377)	(32,003)

Interest, dividend and other income	237	238	766	701
Interest and other expense	(945)	(1,106)	(3,957)	(3,597)
Gain on early extinguishment of debt	—	—	—	692
Gain on sale of available for sale securities reclassified from accumulated other comprehensive income	12	—	247	38

Loss from continuing operations before income taxes and equity in earnings (losses) of an investee	(6,791)	(26,461)	(13,321)	(34,169)
Benefit from (provision for) income taxes	934	236	(2,841)	(348)
Equity in earnings (losses) of an investee	13	(25)	107	70
Loss from continuing operations	(5,844)	(26,250)	(16,055)	(34,447)
Loss from discontinued operations	(53)	(1,238)	(131)	(2,253)

Net loss	$(5,897)	$(27,488)	$(16,186)	$(36,700)

Weighted average shares outstanding—basic and diluted	48,846	48,427	48,817	48,397

Basic and diluted loss per share from:
Continuing operations	$(0.12)	$(0.54)	$(0.33)	$(0.71)
Discontinued operations	—	(0.03)	—	(0.05)
Net loss per share—basic and diluted	$(0.12)	$(0.57)	$(0.33)	$(0.76)

Supplemental Information

FIVE STAR QUALITY CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$43,174	$14,672
Accounts receivable, net of allowance	38,040	37,829
Due from related persons	8,961	9,731
Investments in available for sale securities	25,801	26,417
Restricted cash	11,168	3,301
Prepaid expenses and other current assets	20,135	19,138
Assets of discontinued operations	567	981
Total current assets	147,846	112,069

Property and equipment, net	352,561	383,858
Restricted cash	1,787	2,821
Restricted investments in available for sale securities	18,511	23,166
Equity investment of an investee and other long term assets	9,971	9,856
Total assets	$530,676	$531,770

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility	$—	$50,000
Other current liabilities	186,909	193,920
Total current liabilities	186,909	243,920

Mortgage notes payable	58,978	60,396
Deferred gain on sale and leaseback transaction with Senior Housing Properties Trust	74,347	—
Other long term liabilities	40,352	43,002
Shareholders’ equity	170,090	184,452
Total liabilities and shareholders’ equity	$530,676	$531,770

Supplemental Information

FIVE STAR QUALITY CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(16,186)	$(36,700)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization expense	28,847	24,637
Gain on early extinguishment of debt	—	(742)
Loss from discontinued operations	131	2,253
Gain on sale of available for sale securities reclassified from accumulated other comprehensive income	(247)	(38)
Loss on disposal of property and equipment	70	98
Goodwill impairment	—	25,344
Long lived asset impairment	502	145
Equity in earnings of an investee	(107)	(70)
Stock based compensation	749	948
Provision for losses on receivables	2,598	3,520
Amortization of deferred gain on sale and leaseback transaction with Senior Housing Properties Trust	(1,688)	—
Other noncash (income) expense adjustments, net	(375)	409
Changes in assets and liabilities:
Accounts receivable	(2,809)	(2,689)
Prepaid expenses and other assets	(2,314)	(1,962)
Accounts payable and accrued expenses	(22,297)	330
Accrued compensation and benefits	8,641	9,917
Due to/from related persons, net	222	1,026
Other current and long term liabilities	(2,716)	9,278
Cash (used in) provided by operating activities	(6,979)	35,704

Cash flows from investing activities:
Increase in restricted cash and investment accounts, net	(6,833)	(417)
Acquisition of property and equipment	(40,825)	(40,867)
Purchase of intangible assets	—	(191)
Purchases of available for sale securities	(6,780)	(10,717)
Proceeds from sale of property and equipment to Senior Housing Properties Trust	15,180	16,425
Proceeds from sale and leaseback transaction with Senior Housing Properties Trust	112,350	—
Proceeds from sale of available for sale securities	13,508	6,469
Cash provided by (used in) investing activities	86,600	(29,298)

Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	25,000	20,000
Repayments of borrowings on revolving credit facility	(75,000)	(20,000)
Repayments of mortgage notes payable	(934)	(5,732)
Payment of deferred financing fees	(300)	(300)
Cash used in financing activities	(51,234)	(6,032)

Cash flows from discontinued operations:
Net cash provided by (used in) operating activities	130	(1,512)
Net cash used in investing activities	(15)	(24)
Net cash flows provided by (used in) discontinued operations	115	(1,536)

Change in cash and cash equivalents	28,502	(1,162)
Cash and cash equivalents at beginning of period	14,672	20,988
Cash and cash equivalents at end of period	$43,174	$19,826

Supplemental cash flow information:
Cash paid for interest	$3,920	$3,078
Cash paid for income taxes, net	$2,657	$805

Supplemental Information

FIVE STAR QUALITY CARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. Five Star considers these Non-GAAP financial measures to be meaningful supplemental disclosures because it believes that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These Non-GAAP financial measures also may help investors who wish to make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. In addition to presenting EBITDA and Adjusted EBITDA, Five Star also presents the non-GAAP financial measure Adjusted EBITDAR. Five Star leases a majority of the senior living communities that it operates. Five Star believes that presenting investors with Adjusted EBITDAR amounts may help them to compare Five Star’s results with other companies that may own their properties and finance that ownership with debt financing or to consider how Five Star’s results might compare if Five Star owned its leased senior living communities and financed that ownership with debt. The interest expense related to debt financings would be added when calculating EBITDA; Five Star believes that presenting Adjusted EBITDAR may help investors better understand the form, extent and implications of Five Star’s form of leverage for the senior living communities it leases. The Non-GAAP financial measures presented are used by management to evaluate Five Star’s financial performance and for comparing Five Star’s performance over time and to the performance of its competitors.  This supplemental information should not be considered as an alternative to income (loss) from continuing operations or net income (loss), as an indicator of Five Star’s operating performance or as a measure of Five Star’s liquidity.  Non-GAAP financial measures as presented by Five Star may not be comparable to amounts calculated by other companies.

Five Star believes that income from continuing operations is the most directly comparable financial measure determined according to GAAP to Five Star’s presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDAR from continuing operations. The following table presents the reconciliation of these Non-GAAP financial measures to loss from continuing operations, the most directly comparable financial measure under GAAP reported in Five Star’s condensed consolidated financial statements, for the three and nine months ended September 30, 2016 and 2015.

	For the three months ended September 30,			For the nine months ended September 30,
	2016	2015		2016		2015
Loss from continuing operations	$(5,844)	$(26,250)		$(16,055)		$(34,447)
Add: interest expense	945	1,106		3,957		3,597
Add: (benefit from) provision for income taxes	(934)	(236)		2,841		348
Add: depreciation and amortization expense	9,398	8,419		28,847		24,637
Less: interest and dividend income	(237)	(238)		(766)		(701)
EBITDA	3,328	(17,199)		18,824		(6,566)
Add (less):
Goodwill and other long lived asset impairments	196	25,489		502		25,489
Costs related to the Compliance Assessment	—	928	(1)	(1,498)	(2)	7,489	(3)
Financial accounting restatement and remediation costs	—	21		—		249
Transaction costs	730	—		1,480		41
Gain on early extinguishment of debt	—	—		—		(692)
Adjusted EBITDA	4,254	9,239		19,308		26,010
Add: Rent expense	50,625	49,730		150,837		149,015
Adjusted EBITDAR	$54,879	$58,969		$170,145		$175,025

(1)	Includes compliance costs and professional fees related to the Compliance Assessment.

(2)	Includes a $1.5 million reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment.

(3)	Includes a $2.4 million revenue reserve and $5.1 million of estimated penalties, compliance costs and professional fees related to the Compliance Assessment.

Supplemental Information

FIVE STAR QUALITY CARE, INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three months ended September 30, (2)		Nine months ended September 30, (2)
	2016	2015	2016	2015
Senior living revenue:
Independent and assisted living community revenue (owned)(3)	$23,632	$29,618	$70,518	$88,673
Independent and assisted living community revenue (leased)(3)	108,364	101,948	326,413	302,917
Continuing care retirement community revenue (leased)	97,629	98,717	294,234	298,554
Skilled nursing facility revenue (leased)(4)	42,626	45,223	130,733	130,446
Other(5)	5,159	4,179	14,625	12,203
Total senior living revenue (owned and leased)	$277,410	$279,685	$836,523	$832,793

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)(3)	$10,053	$12,377	$29,656	$36,691
Independent and assisted living community wages and benefits (leased)(3)	46,541	43,128	138,787	128,393
Continuing care retirement community wages and benefits (leased)	50,074	49,347	149,334	149,238
Skilled nursing facility wages and benefits (leased)	28,274	28,339	83,509	83,996
Other(5)	2,248	1,942	7,600	6,419
Total senior living wages and benefits (owned and leased)	$137,190	$135,133	$408,886	$404,737

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)(3)	$6,161	$7,620	$18,676	$22,044
Independent and assisted living community other operating expenses (leased)(3)	26,530	25,635	79,905	75,327
Continuing care retirement community other operating expenses (leased)	25,405	26,047	75,939	77,262
Skilled nursing facility other operating expenses (leased)(6)	11,258	12,690	33,908	39,832
Other(5)	1,536	645	4,137	1,642
Total senior living operating expenses (owned and leased)	$70,890	$72,637	$212,565	$216,107

(1)	Excludes data for managed communities and discontinued operations.

(2)
The number of owned and leased communities between January 1, 2015 and September 30, 2016 increased by one due to the acquisition of two senior living communities in November 2015 and the sale in September 2016 of one community we leased from SNH that was not classified as held for sale; separate comparable senior living community financial data is not presented because the differences between that data and the data for all owned and leased communities are not material.

(3)	2016 data presents the seven communities that were sold to SNH as part of the June 2016 sale and leaseback transaction as leased; 2015 data presents those communities as owned.

(4)
Skilled nursing facility revenue for the nine months ended September 30, 2016 includes a $1.0 million reversal in revenue reserves related to the Compliance Assessment. Skilled nursing facility revenue for the nine months ended September 30, 2015 includes a $2.4 million revenue reserve related to the Compliance Assessment.

(5)	Other senior living revenue and expenses primarily relate to rehabilitation and other specialty service revenues and expenses provided at owned and leased senior living communities.

(6)
Skilled nursing facility other operating expenses for the nine months ended September 30, 2016 includes a $0.5 million reversal in accrued liability for estimated penalties related to the Compliance Assessment. Skilled nursing facility other operating expenses for the three and nine months ended September 30, 2015 includes $0.9 million and $4.5 million, respectively, of estimated penalties, compliance costs and professional fees related to the Compliance Assessment.

Supplemental Information

FIVE STAR QUALITY CARE, INC.
SENIOR LIVING OTHER OPERATING DATA(1)
(unaudited)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Independent and assisted living communities (owned):(2)
Number of communities (end of period)	26	26	33	33	31
Number of units (end of period)(3)	2,703	2,703	3,211	3,215	3,064
Occupancy(3)	83.5%	83.6%	85.5%	85.9%	86.3%
Avg. monthly rate(4)	$3,354	$3,390	$3,630	$3,569	$3,596

Independent and assisted living communities (leased):(2)
Number of communities (end of period)	126	126	119	119	119
Number of units (end of period)(3)	10,439	10,441	9,891	9,908	9,909
Occupancy(3)	85.7%	86.6%	87.5%	88.2%	87.8%
Avg. monthly rate(4)	$3,942	$3,964	$3,891	$3,825	$3,815

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(3)(5)	7,204	7,207	7,208	7,297	7,319
Occupancy(3)	82.3%	82.3%	83.2%	82.9%	82.8%
Avg. monthly rate(4)	$5,366	$5,434	$5,432	$5,368	$5,313

Skilled nursing facilities (leased):
Number of communities (end of period)	30	31	31	31	31
Number of units (end of period)(3)(6)	2,601	2,601	2,601	2,807	2,807
Occupancy(3)	80.2%	81.3%	81.2%	78.5%	79.3%
Avg. monthly rate(4)	$6,668	$6,783	$6,893	$6,632	$6,632

Total senior living communities (owned and leased):
Number of communities (end of period)	213	214	214	214	212
Number of units (end of period)(3)	22,947	22,952	22,911	23,227	23,099
Occupancy(3)	83.8%	84.3%	85.1%	85.0%	85.0%
Avg. monthly rate(4)	$4,608	$4,657	$4,654	$4,577	$4,567

Managed communities:
Number of communities (end of period)	63	62	60	60	60
Number of units (end of period)(3)(7)	8,402	8,239	8,140	8,190	8,211
Occupancy(3)	86.4%	86.7%	87.3%	87.5%	87.5%
Avg. monthly rate(4)	$4,207	$4,270	$4,270	$4,174	$4,151

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	48	49	49	49	49
Rehabilitation and wellness outpatient clinics (end of period)	76	71	67	63	61
Home health communities served (end of period)	16	16	16	14	15

(1)	Excludes data for discontinued operations.

(2)
Second and third quarter 2016 data presents the seven communities that were sold to SNH as part of the June 2016 sale and leaseback transaction as leased; data for all other periods presents those communities as owned.

(3)	For 2016, the calculation of occupancy includes in service living units only; prior period occupancy calculations included certain living units categorized as out of service.

(4)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues divided by occupied units during the period, and multiplying it by 30 days.

(5)	Includes 1,949 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(6)	Includes 69 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

(7)	Includes 463 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information

FIVE STAR QUALITY CARE, INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Independent and assisted living communities (owned):(2)
Private and other sources	99.0%	99.5%	98.9%	99.5%
Medicaid	1.0%	0.5%	1.1%	0.5%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):(2)
Private and other sources	99.0%	98.9%	99.0%	99.0%
Medicaid	1.0%	1.1%	1.0%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	74.2%	74.1%	74.0%	73.0%
Medicare	18.8%	19.2%	19.2%	20.4%
Medicaid	7.0%	6.7%	6.8%	6.6%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	26.0%	25.9%	25.8%	25.8%
Medicare	19.7%	22.6%	20.5%	23.7%
Medicaid	54.3%	51.5%	53.7%	50.5%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	78.6%	78.0%	78.4%	77.6%
Medicare	9.9%	10.6%	10.1%	11.3%
Medicaid	11.5%	11.4%	11.5%	11.1%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued operations.

(2)	2016 data presents the seven communities that were sold to SNH as part of the June 2016 sale and leaseback transaction as leased; 2015 data presents those communities as owned.

(end)